                                                                        EX-10.25

BROOKS AUTOMATION, INC.
Deferred Compensation Plan
Master Plan Document

                                                                               .
                                                                               .
                                                                               .

BROOKS AUTOMATION, INC.
Deferred Compensation Plan
Master Plan Document

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE 1 DEFINITIONS....................................................     1

ARTICLE 2 SELECTION, ENROLLMENT, ELIGIBILITY.............................     3
   2.1   SELECTION BY ADMINISTRATOR......................................     3
   2.2   ENROLLMENT AND ELIGIBILITY REQUIREMENTS; COMMENCEMENT OF
         PARTICIPATION...................................................     4
   2.3   TERMINATION OF A PARTICIPANT'S ELIGIBILITY......................     4

ARTICLE 3 ACCOUNT CREDITS................................................     4
   3.1   ELECTIVE DEFERRALS: MINIMUM REQUIREMENTS........................     4
   3.2   ELECTIVE DEFERRALS: MAXIMUM REQUIREMENTS........................     5
   3.3   ELECTIVE DEFERRALS: EFFECT OF ELECTION FORM.....................     5
   3.4   ELECTIVE DEFERRALS: WITHHOLDING AND CREDITING OF DEFERRAL
         AMOUNTS.........................................................     5
   3.5   COMPANY CREDITS.................................................     5
   3.6   SERP CREDITS....................................................     6
   3.7   VESTING.........................................................     6
   3.8   HYPOTHETICAL INVESTMENT RETURNS.................................     7
   3.9   FICA AND OTHER TAXES............................................     7

ARTICLE 4 SCHEDULED DISTRIBUTION OF DEFERRAL ACCOUNT; UNFORESEEABLE
   FINANCIAL EMERGENCIES.................................................     7
   4.1   SCHEDULED DISTRIBUTION OF DEFERRAL ACCOUNT......................     7
   4.2   POSTPONING SCHEDULED DISTRIBUTIONS..............................     8
   4.3   OTHER BENEFITS TAKE PRECEDENCE OVER SCHEDULED DISTRIBUTIONS.....     8
   4.4   WITHDRAWAL PAYOUT/SUSPENSIONS FOR UNFORESEEABLE FINANCIAL
         EMERGENCIES.....................................................     8

ARTICLE 5 CHANGE IN CONTROL BENEFIT......................................     9

ARTICLE 6 SEPARATION FROM SERVICE (OTHER THAN BY REASON OF DEATH)........     9
   6.1   SERP ACCOUNT....................................................     9
   6.2   ACCOUNTS OTHER THAN SERP ACCOUNT................................     9

ARTICLE 7 DISTRIBUTIONS ON ACCOUNT OF DEATH..............................    10

ARTICLE 8 DISTRIBUTION OF SMALL ACCOUNTS.................................    10

ARTICLE 9 BENEFICIARY DESIGNATION........................................    10
   9.1   BENEFICIARY.....................................................    10

BROOKS AUTOMATION, INC.
Deferred Compensation Plan
Master Plan Document

   9.2   BENEFICIARY DESIGNATION AND CHANGE..............................    10
   9.3   ACKNOWLEDGEMENT.................................................    11
   9.4   NO BENEFICIARY DESIGNATION......................................    11
   9.5   DOUBT AS TO BENEFICIARY.........................................    11
   9.6   DISCHARGE OF OBLIGATIONS........................................    11

ARTICLE 10 AMENDMENT AND TERMINATION.....................................    11
   10.1  TERMINATION OF PLAN.............................................    11
   10.2  AMENDMENT.......................................................    11
   10.3  PLAN AGREEMENT..................................................    11

ARTICLE 11 ADMINISTRATION................................................    12
   11.1  IN GENERAL......................................................    12
   11.2  ADMINISTRATION UPON CHANGE IN CONTROL...........................    12
   11.3  AGENTS..........................................................    12
   11.4  BINDING EFFECT OF DECISIONS.....................................    12
   11.5  INDEMNITY OF COMMITTEE..........................................    13
   11.6  EMPLOYER INFORMATION............................................    13

ARTICLE 12  OTHER BENEFITS AND AGREEMENTS................................    13

ARTICLE 13 CLAIMS PROCEDURES.............................................    13

ARTICLE 14 MISCELLANEOUS.................................................    13
   14.1  STATUS OF PARTICIPANTS AND BENEFICIARIES AS GENERAL CREDITORS...    13
   14.2  NON-ASSIGNABILITY...............................................    13
   14.3  NOT A CONTRACT OF EMPLOYMENT....................................    13
   14.4  CAPTIONS........................................................    14
   14.5  GOVERNING LAW...................................................    14
   14.6  NOTICE..........................................................    14
   14.7  SUCCESSORS......................................................    14
   14.8  INVALIDITY......................................................    14
   14.9  INCOMPETENTS....................................................    14
   14.10 DISTRIBUTION IN THE EVENT OF INCOME INCLUSION UNDER 409A........    14
   14.11 DEDUCTION LIMITATION ON BENEFIT PAYMENTS........................    15
   14.12 EFFECT OF RESTATEMENT...........................................    15
   14.13 COMPLIANCE WITH SECTION 409A GENERALLY..........................    15

                             BROOKS AUTOMATION, INC.
                           DEFERRED COMPENSATION PLAN


                                     PURPOSE

     The purpose of the Plan is to provide specified benefits to a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of Brooks Automation, Inc., a Delaware corporation, and its subsidiaries, if any, that sponsor the Plan.

     The Plan is intended to constitute an unfunded "top hat" plan described in Sections 201(2), 301(a)(3) and 401(a)(1) of Subtitle B of Title I of ERISA and shall be operated and construed accordingly. The Plan is also intended to provide for the effective deferral of income for tax purposes in accordance with its terms, consistent inter alia with the requirements of Code Section 409A, and shall be operated and construed accordingly. Without limiting the generality of the Company's authority under Article 11, the Company may at any time and from time to time amend or modify the Plan, including retroactively, to comply with the terms of Code Section 409A or other applicable law.

                                    ARTICLE 1
                                   DEFINITIONS

     For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 "Account": the sum of the bookkeeping accounts and sub-accounts maintained by the Administrator under the Plan with respect to a Participant to reflect the Employers' Plan-based obligations to the Participant.

1.2  "Administrator": As defined in Article 12.

1.3 "Account Balance": the balance of the Account (or, when the term is used with respect to any constituent account or sub-account, the balance of such account or sub-account).

1.4 "Annual Installment Method": an annual installment method for the payment of a vested Account Balance under which each installment equals the amount obtained by dividing the remaining vested Account Balance (as determined by the Administrator in its discretion) by the number of remaining annual installments due the Participant.

1.5 "Base Salary": the annual cash compensation relating to services performed by a Participant during any calendar year, excluding distributions in respect of nonqualified deferred compensation plans, bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards and other fees, and automobile and other allowances (whether or not includible in the Employee's gross income). Base Salary shall be calculated before reduction for deferrals under qualified or nonqualified plans, as determined by the Administrator.

1.6 "Beneficiary": any individual, trust, estate or other entity designated in accordance with Article 9 to receive Plan benefits, if any, remaining to be paid upon the death of a Participant.

1.7 "Beneficiary Designation Form": a form prescribed by or acceptable to the Administrator for the designation of Beneficiaries.

1.8 "Benefit Distribution Date": the date on which, or as soon as practicable after which, a Participant's vested Account Balance or applicable portion thereof will be distributed (if distributable as a lump sum) or commence to be distributed (if distributed in installments) in accordance with Article 4, 5, 6 or 7, as the case may be.

1.9  "Board": the board of directors of the Company.

1.10 "Bonus": compensation, if any, earned under an Employer's annual bonus or cash incentive plan(s) and such other amounts as the Administrator may specify from time to time.

1.11 "Change in Control": as defined in Appendix A.

1.12 "Code": the Internal Revenue Code of 1986, as amended and in effect from time to time.

1.13 "Commissions": cash commissions (as determined by the Administrator), if any, earned by a Participant from an Employer for services rendered during a Plan Year.

1.14 "Company": Brooks Automation, Inc., a Delaware corporation, and any successor to all or substantially all of the Company's assets or business that assumes the Plan.

1.15 "Company Credit Account": the portion of a Participant's Account that reflects Company Credits plus or minus notional investment adjustments with respect thereto, less all related distributions.

1.16 "Company Credits": amounts determined in accordance with Section 3.5.

1.17 "Deferral Account": the portion of a Participant's Account that reflects Elective Deferrals under the Plan plus or minus notional investment adjustments with respect thereto, less all related distributions.

1.18 "Election Form": a form prescribed by or acceptable to the Administrator for the making of permitted elections (other than Beneficiary designations) under the Plan.

1.19 "Elective Deferral": a deferral of Base Salary, Bonus or Commissions made under the Plan at the election of the Participant.

1.20 "Employee": an individual employed by an Employer.

1.21 "Employer": any or all, as the context requires, of the Company and its subsidiaries; provided, that only subsidiaries that are part of the same "controlled group" as the Company (determined under the rules of Sections 414(b) and (c) of the Code) shall be taken into account.

1.22 "ERISA": the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

1.23 "Participant": any Employee (i) who is selected by the Administrator to participate in the Plan, (ii) whose executed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, and (iii) whose Plan Agreement has not terminated.

1.24 "Plan": the Brooks Automation, Inc. Deferred Compensation Plan as from time to time amended and in effect.

1.25 "Plan Agreement": a written agreement, in form prescribed by or acceptable to the Administrator, that evidences a Participant's agreement to the terms of the Plan and establishes the terms of Plan participation for such Participant. Except as the Administrator may otherwise determine, the most recent Plan Agreement with respect to a Participant shall supersede all prior Plan Agreements with respect to such Participant. Plan Agreement may vary among Participants and may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan. A binding agreement between a Participant and the Company (for example, but without limitation, an employment or severance agreement) that purports to affect the amount, vesting, timing or any other term of a deferral, credit or benefit under the Plan, but that is not designated as a "Plan Agreement," shall nevertheless, to that extent, constitute a "Plan Agreement" under the Plan (and, to the extent of the relevant provision, shall, except as the Administrator otherwise determines, supersede any prior Plan Agreement governing such provision), but only if and to the extent that so treating it would not jeopardize the qualification of the Participant's Plan deferral(s) under Section 409A.

1.26 "Plan Year": the calendar year.

1.27 "Retirement" (along with correlative term such as "Retire(s)" or "Retired"): separation from service with all Employers, other than by reason of death, on or after the earlier of the attainment of (a) age sixty-five (65) or (b) age fifty-five (55) with five (5) Years of Service.

1.28 "Scheduled Distribution": a distribution described in Section 4.1.

1.29 "Section 409A": Section 409A of the Code.

1.30 "SERP Account": as defined in Section 3.6.

1.31 "SERP Credits": the credits described in Section 3.6.

1.32 "SERP Feature": a non-elective deferral feature available to that subset of otherwise eligible Employees, if any, whom the Administrator selects to benefit from the SERP Credit provisions of Section 3.6, and related provisions of the Plan.

1.33 "Separation from Service": separation from service with all Employers, voluntarily or involuntarily, other than by reason of death. Whether a leave of absence or other change in work status constitutes a separation from service shall be determined by the Administrator in a manner consistent with the requirements of Section 409A.

1.34 "Trust": a trust (if any) established by the Company in accordance with
     Article 15.

1.35 "Unforeseeable Financial Emergency": a severe financial hardship of the Participant resulting from (i) an illness or accident of the Participant, the Participant's spouse, or the Participant's dependent (as defined in Code Section 152(a)), (ii) a loss of the Participant's property due to casualty, or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Administrator.

1.36 "Years of Service": the total number of full years in which a Participant has been employed by one or more Employers. For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the Employee's date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date. For purposes of determining a Participant's vested interest in his or her SERP Account, if any, Years of Service or portions thereof prior to January 1, 2006 shall not be taken into account.

                                    ARTICLE 2
                       SELECTION, ENROLLMENT, ELIGIBILITY

2.1 SELECTION BY ADMINISTRATOR. Eligibility for the Plan shall be limited to those management or highly compensated Employees who are selected by the Administrator in its sole discretion. The Administrator shall separately select those management or highly compensated Employees, if any, who are eligible for the SERP Feature.

2.2  ENROLLMENT AND ELIGIBILITY REQUIREMENTS; COMMENCEMENT OF PARTICIPATION.

     (a) To participate in the Plan, an eligible Employee must complete and execute (to the satisfaction of the Administrator) and return to the Administrator a Plan Agreement, an Election Form and a Beneficiary Designation Form. Except as herein provided or as otherwise permitted by the Administrator consistent with the requirements of Section 409A, any voluntary deferral under the Plan must be accomplished by the submission of the necessary forms prior to the first day of the Plan Year in which the relevant services are to be provided or by such earlier date as the Administrator may establish.

     (b) An Employee who first becomes eligible to participate in this Plan after the first day of a Plan Year and who wishes to participate in elective deferrals for the remainder of such Plan Year must submit the necessary forms within thirty (30) days after he or she first becomes eligible to participate or by such earlier deadline as the Administrator may establish. A mid-year deferral election accomplished pursuant to this subsection (b) shall be effective only with respect to services performed after the election takes effect.

     (c) An Employee who is selected to participate in the SERP Feature must complete such forms (including, if so required by the Administrator, an additional Plan Agreement, Election Form and Beneficiary Designation Form) as the Administrator may determine, regardless of whether the Employee is already a Participant under the non-SERP provisions of the Plan.

2.3 TERMINATION OF A PARTICIPANT'S ELIGIBILITY. The Administrator may at any time terminate or curtail an individual's participation in the Plan as to future deferrals, subject only to the caveat that any such termination or curtailment shall be accomplished consistent with the requirements of
     Section 409A.

                                    ARTICLE 3
                                 ACCOUNT CREDITS

3.1 ELECTIVE DEFERRALS: MINIMUM REQUIREMENTS. For any Plan Year, a Participant who wishes to participate in Elective Deferrals may do so subject to the following minimum deferral requirements:

DEFERRAL                                MINIMUM AMOUNT
--------                                --------------
Base Salary, Bonus and/or Commissions   $2,000 aggregate

     If the Administrator determines, in its sole discretion, prior to the beginning of a Plan Year that a Participant has made an election for less than the stated minimum amounts, or if no election is made, the amount deferred shall be zero. If a Participant first becomes eligible to make Elective Deferrals during a Plan Year, the minimum Annual Deferral Amount shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

3.2 ELECTIVE DEFERRALS: MAXIMUM REQUIREMENTS. For any Plan Year, a Participant's Elective Deferrals, if any, shall be subject to the following percentage maxima:

DEFERRAL      MAXIMUM PERCENTAGE
--------      ------------------
Base Salary           90%
Bonus                100%
Commissions          100%

     If a Participant first becomes eligible to make Elective Deferrals during a Plan Year, the foregoing maximum percentages shall be applied to the future compensation affected by the Participant's mid-year election. For compensation that is earned based upon a specified performance period, "future compensation" shall be deemed for this purpose not to exceed the total amount of such compensation earned for the performance period, multiplied by a fraction, the numerator of which is the number of days remaining in the service period after the Participant's deferral election take effect, and the denominator of which is the total number of days in the performance period.

3.3 ELECTIVE DEFERRALS: EFFECT OF ELECTION FORM. Insofar as it relates to an Elective Deferral, an Election Form shall take effect not later than (i) the first day of the Plan Year next following the effective date of such form, or (ii) in the case of an Election Form relating to initial mid-year eligibility, a date specified by the Administrator that is not late than thirty (30) days following the date of such initial eligibility. Once it takes effect, the Election Form shall apply as follows: (A) to Base Salary and/or Commissions (other than Commissions described in clause (B)) earned with respect to services performed on or after the effective date, and (B) in the case of "performance-based compensation" (as determined in accordance with Section 409A) based on services performed over a period of at least twelve (12) months, to any such compensation payable with respect to a performance period ending at least six (6) months after the effective date. The Administrator shall prescribe such additional rules and limitations as it determines to be appropriate so that elective deferrals under the Plan comply with Section 409A.

3.4 ELECTIVE DEFERRALS: WITHHOLDING AND CREDITING OF DEFERRAL AMOUNTS. Elective Deferrals shall be credited to a Participant's Account on or as soon as practicable after the relevant payroll date on which the compensation, but for deferral, would have been paid.

3.5 COMPANY CREDITS. The Administrator may provide in a Plan Agreement, or on a discretionary basis outside of any Plan Agreement, for additional, non-elective credits (each, a "Company Credit") to the Participant's Account in accordance with this Section 3.5. Additional credits pursuant to this Section 3.5 may include, but are not necessarily limited to, credits intended to make up (in whole or in part) for matching contributions that could not be made under a tax-qualified defined contribution plan in which the Participant is a member; provided, that any such additional credit made hereunder shall be consistent with the requirements of Section 401(k)(4)(A) of the Code. Company Credit shall be credited to the Participant's Account at such times and in such amounts as the Administrator determines (consistent with the Plan Agreement, in the case of Company Credits provided for under a Plan Agreement). Company Credits, if any, need not be made with respect to all Participants and may vary as to amount and other terms from Participant to Participant.

3.6 SERP CREDITS.. In the case of a Participant who has been selected by the Administrator to participate in the SERP Feature, the Administrator shall establish a separate sub-account (the "SERP Account") and shall credit thereto such amounts or percentages of compensation as are specified in the Plan Agreement relating to the Participant's participation in the SERP Feature. Credits to a Participant's SERP Feature, where provided for by the applicable Plan Agreement, shall be made in accordance with the provisions of that Agreement regardless of whether the Participant is otherwise participating in the Plan.

3.7  VESTING.

     (a) A Participant shall at all times be one hundred percent (100%) vested in his or her Deferral Account.

     (b) A Participant shall be vested in his or her Company Credit Account and/or SERP Account, if any, in accordance with the vesting schedule(s) set forth in his or her Plan Agreement(s). If not addressed in such agreements, a Participant shall vest as follows:

COMPANY CREDIT ACCOUNT (IF ANY)

YEARS OF SERVICE                    VESTED PERCENTAGE
----------------                    -----------------
         Less than 1 year                    0%
 1 year or more, but fewer than 2           33%
2 years or more, but fewer than 3           66%
         3 years or more                   100%

SERP ACCOUNT (IF ANY)

YEARS OF SERVICE                     VESTED PERCENTAGE
----------------                     -----------------
        Fewer than 5 years                    0%
5 years or more, but fewer than 6            50%
6 years or more, but fewer than 7            60%
7 years or more, but fewer than 8            70%
8 or more years, but fewer than 9            80%
9 or more years, but fewer than 10           90%
         10 or more years                   100%

     (c) Except as otherwise expressly provided in the relevant Plan Agreement, in the event of a Change in Control or upon a Participant's Retirement or death while employed by an Employer, the unvested portion, if any, of a Participant's Company Credit Account (other than his or her SERP Account, if any) shall immediately become one hundred percent (100%) vested; provided, that except as otherwise provided in the Plan Agreement, if and to the extent the additional vesting described in this subsection (c) would, but for this proviso, cause the deductibility limitations of Section 280G of the Code to apply, vesting shall be accelerated only to such extent, if any, as will not result in the application of such deduction limitations. The Administrator shall make all determinations necessary or appropriate to implement the foregoing limitation but if so requested by an affected Participant in writing shall, within ninety (90) days of receiving such request, obtain at the Company's expense and provide to the Participant a copy of an opinion from a nationally recognized accounting firm selected by the Participant (the "Accounting Firm"), with supporting computations, as to whether any limitation in the vested percentage hereunder is necessary to avoid the limits of Section 280G of the Code.

3.8 HYPOTHETICAL INVESTMENT RETURNS. Each Participant's Account shall be periodically adjusted (in such manner as the Administrator determines) to reflect hypothetical returns with respect to the Account, as follows:

     (a) MEASUREMENT FUNDS. The Administrator shall select and may from time to time change (including as to existing Accounts that are deemed invested in an affected fund) a menu of investment funds (the "Measurement Funds") to be used to determine hypothetical investment experience under the Plan. The Participant may elect to have his or her Account invested on a hypothetical basis in one or more of the Measurement Funds, for the purpose of crediting or debiting additional amounts to his or her Account Balance, and may from time to time elect to reallocate such hypothetical investments. Any such election by the Participants shall be accomplished and given effect in accordance with such rules as the Administrator may prescribe. If a Participant does not elect a Measurement Fund, the Participant's Account Balance shall be treated as having been invested in such default Measurement Fund(s) as the Administrator may specify.

     (b) NO ACTUAL INVESTMENT. The provisions of this Section 3.8 shall not be construed to require the Administrator or any Employer to segregate, set aside, or invest any assets for the payment of benefits under the Plan. However, the Administrator in its discretion may provide for a "rabbi trust" or similar vehicle to facilitate the payment of benefits under the Plan so long as the existence, terms and funding of any such trust or other vehicle do not cause the Plan to fail to be unfunded for tax or ERISA purposes or to fail to satisfy the requirements of
          Section 409A.

3.9 FICA AND OTHER TAXES. The Administrator may require that a Participant's cash or other compensation be reduced to satisfy any FICA tax or other tax due with respect to the deferral or vesting of any amount under the Plan or may require as part of a Plan Agreement or otherwise that the Participant make other arrangements for the payment of such taxes (which other arrangements may include, if the Administrator so determines, but shall not be limited to, a reduction in the Participant's Account Balance). Any distribution under the Plan shall be reduced by any required tax and other withholdings.

                                    ARTICLE 4
 SCHEDULED DISTRIBUTION OF DEFERRAL ACCOUNT; UNFORESEEABLE FINANCIAL EMERGENCIES

4.1 SCHEDULED DISTRIBUTION OF DEFERRAL ACCOUNT. Subject to such limitations (consistent with Section 409A) as the Administrator may prescribe, a Participant may specify in connection with the applicable annual or other deferral election pertaining to Elective Deferrals to have the portion of his or her Account attributable to such Elective Deferrals and related adjustments under Article 3 to be paid (a "Scheduled Distribution") in a lump sum during a sixty (60) day period commencing immediately after the first day of any Plan Year designated by the Participant (the "Scheduled Distribution Date"). The Scheduled Distribution Date designated by the Participant must be at least three (3) Plan Years after the end of the Plan Year to which the Participant's deferral election relates. By way of example, if a Scheduled Distribution is elected for Elective Deferral amounts earned in the Plan Year commencing January 1, 2006, the earliest Scheduled Distribution Date would be January 1, 2010, and the Scheduled Distribution would be payable during the sixty (60) day period commencing January 2, 2010.

4.2 POSTPONING SCHEDULED DISTRIBUTIONS. A Participant may elect to postpone a Scheduled Distribution described in Section 4.1 above, and have such amount paid out during a sixty (60) day period commencing immediately after an allowable alternative Scheduled Distribution Date designated by the Participant in accordance with this Section 4.2. In order to make this election, the Participant must submit a new Scheduled Distribution Election Form to the Administrator in accordance with the following:

     (a) The new Scheduled Distribution Election Form must be submitted to and accepted by the Administrator (which has complete discretion as to whether to accept any new election) at least twelve (12) months prior to the Participant's previously designated Scheduled Distribution Date;

     (b) The new Scheduled Distribution Date must be the first day of a Plan Year and must be at least five years after the previously designated Scheduled Distribution Date; and

     (c) The new election shall not take effect until at least twelve (12) months after it is accepted by the Administrator.

4.3 OTHER BENEFITS TAKE PRECEDENCE OVER SCHEDULED DISTRIBUTIONS. Except as the Administrator otherwise determines to be necessary to comply with the requirements of Section 409A, a Deferral Account that become payable under
     Article 5, 6, 7 or 8 as of a date that precedes a Scheduled Distribution Date under this Article 4 shall be paid in accordance with Article 5, 6, 7 or 8, as the case may be, and not in accordance with this Article 4.

4.4  WITHDRAWAL PAYOUT/SUSPENSIONS FOR UNFORESEEABLE FINANCIAL EMERGENCIES.

     (a) If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Administrator to receive a partial or full payout from the Plan, subject to the provisions set forth below.

     (b) The payout, if any, from the Plan shall not exceed the lesser of (i) the Participant's vested Account Balance, calculated as of the close of business on or around the date on which the amount becomes payable, as determined by the Committee in its sole discretion, or (ii) the amount necessary to satisfy the Unforeseeable Financial Emergency, plus amounts necessary to pay Federal, state, or local income taxes or penalties reasonably anticipated as a result of the distribution. Notwithstanding the foregoing, a Participant may not receive a payout from the Plan to the extent that the Unforeseeable Financial Emergency is or may be relieved (A) through reimbursement or compensation by insurance or otherwise, (B) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (C) by cessation of deferrals under this Plan. The portion, if any, of a Participant's Account Balance attributable to his or her SERP Account shall not be taken into account in applying the provisions of this Section 4.4.

     (c) If the Administrator approves a Participant's petition for payout, the Participant shall receive a payout from the Plan within sixty (60) days of the date of such approval, and the Participant's deferrals under the Plan shall be terminated as of the date of such approval.

     (d) A Participant's deferral elections under this Plan shall also be terminated to the extent the Administrator determines that termination is required pursuant to applicable regulations to obtain a hardship distribution from an Employer's 401(k) plan and is consistent with the requirements of Section 409A.

                                    ARTICLE 5
                            CHANGE IN CONTROL BENEFIT

If so elected by the Participant (any such election, except as the Administrator may otherwise determine, to be made irrevocably at commencement of participation in the Plan), the Participant's vested Account Balance shall be distributed in a lump sum payment within sixty (60) days following a Change in Control. Absent such election, the Participant's vested Account Balance shall be paid in accordance with the otherwise applicable provisions of the Plan.

                                    ARTICLE 6
             SEPARATION FROM SERVICE (OTHER THAN BY REASON OF DEATH)

6.1 SERP ACCOUNT. A Participant who participates in the SERP Feature and who separates from the service of the Employer shall be entitled to receive his or her vested SERP Account, if any, on (or, if payable in installments under the Annual Installment Method, commencing on) the later of (a) the date that is six months and one day after the date of separation from service), and (b) the date the Participant attains his or her 65th birthday. Any election by the Participant to receive payment of the SERP Account, if any, under the Annual Installment Method must be made (except as hereinafter provided) in connection with the Participant's commencement of participation in the SERP Feature and must specify the number of annual installments (not to exceed fifteen). A Participant who has elected or is deemed to have elected a lump sum payment of his or her vested SERP Account may subsequently elect installments instead, and a Participant who has elected installments may subsequently elect a lump sum instead; provided, that the new election shall not take effect for twelve (12) months and the new Benefit Distribution Date shall be the fifth (5th) anniversary of the Benefit Distribution Date that would otherwise have been applicable.

6.2 ACCOUNTS OTHER THAN SERP ACCOUNTS. That portion, if any, of a Participant's vested Account Balance that is not attributable to his or her SERP Account (if any) shall be distributed upon the Participant's separation from the service of the Employer as follows:

     (a) If the separation is a Retirement, the applicable vested Account Balance shall be distributed on (or, if payable in installments under the Annual Installment Method, commencing on) the date that is six months and one day after the date of Retirement. Any election by the Participant to receive payment upon Retirement under the Annual Installment Method must be made (except as hereinafter provided) in connection with the Participant's commencement of participation and must specify the number of annual installments (not to exceed fifteen). A Participant who has elected or is deemed to have elected a lump sum payment of his or her vested Account Balance upon Retirement may subsequently elect installments instead, and a Participant who has elected installments may subsequently elect a lump sum instead; provided, that the new election shall not take effect for twelve (12) months and the new Benefit Distribution Date shall be the fifth (5th) anniversary of the Benefit Distribution Date that would otherwise have been applicable.

     (b) If the separation is not a Retirement, the applicable vested Account Balance shall be distributed on (or, if payable in installments under the Annual Installment Method, commencing on) the date that is six months and one day after the date of separation. Any election by the Participant to receive payment upon Retirement under the Annual Installment Method must be made (except as hereinafter provided) in connection with the Participant's commencement of participation and must specify the number of annual installments (not to exceed five). A Participant who has elected or is deemed to have elected a lump sum payment of his or her vested Account Balance upon Retirement may subsequently elect installments instead, and a Participant who has elected installments may subsequently elect a lump sum instead; provided, that the new election shall not take effect for twelve (12) months and the new Benefit Distribution Date shall be the fifth (5th) anniversary of the Benefit Distribution Date that would otherwise have been applicable.

                                    ARTICLE 7
                        DISTRIBUTIONS ON ACCOUNT OF DEATH

The Beneficiary(ies) of a Participant who dies prior to the distribution of his or her entire vested Account Balance shall receive the remaining vested balance of the Account within (or, if payable in installments under the Annual Installment Method, commencing within) the sixty-day period immediately following the date on which the Administrator receives information satisfactory to the Administrator that the Participant has died, or by such earlier date as is required to comply with the requirements of Section 409A. The death benefit so payable to any Beneficiary shall be paid in a single lump sum unless the Participant elected, in connection with his or her participation, to have it paid under the Annual Installment Method. Any election of the Annual Installment Method must specify the number of annual installments (not to exceed three). A Participant who has elected or is deemed to have elected a lump sum payment of his or her vested Account Balance upon death may, during his or her remaining lifetime, subsequently elect installments instead, and a Participant who has elected installments may, during his or her remaining lifetime, elect a lump sum instead; provided, that the new election shall not take effect for twelve (12) months and the new Benefit Distribution Date shall be the fifth (5th) anniversary of the Benefit Distribution Date that would otherwise have been applicable.

                                    ARTICLE 8
                         DISTRIBUTION OF SMALL ACCOUNTS

If, at the time an Account becomes payable under Article 4, 5, 6 or 7 thereof, the vested balance of such Account is $100,000 or less, payment shall be made in a single lump sum payment (or, if payable under Article 7 to more than one Beneficiaries, in lump sum payments) notwithstanding any election to have payment made under the Annual Installment Method.

                                    ARTICLE 9
                             BENEFICIARY DESIGNATION

9.1 BENEFICIARY. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

9.2 BENEFICIARY DESIGNATION AND CHANGE. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Administrator. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Administrator's rules and procedures, as in effect from time to time. Upon the acceptance by the Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed by the Participant shall be canceled. The Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Administrator prior to his or her death.

9.3 ACKNOWLEDGMENT. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Administrator.

9.4 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary as provided above or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

9.5 DOUBT AS TO BENEFICIARY. If the Administrator has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, it shall have the right, exercisable in its discretion, to withhold payments until this matter is resolved to its satisfaction.

9.6 DISCHARGE OF OBLIGATIONS. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Administrator from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.

                                   ARTICLE 10
                            AMENDMENT AND TERMINATION

10.1 TERMINATION OF PLAN. The Company has established the Plan with the expectation that it will continue the Plan indefinitely but reserves the right, exercisable in its absolute discretion, to terminate or suspend the Plan at any time. In the event of Plan termination or suspension, except as hereinafter provided, no additional amounts shall be credited to any Account pursuant to Article 3 other than positive or negative adjustments to reflect hypothetical investment performance under Section 3.8 and other than the crediting of such Elective Deferrals as to which a deferral election was in effect, prior to termination, for the Plan Year of termination and which the Administrator determines must continue to be given effect to comply with Section 409A. If the Plan is amended or terminated in accordance with the immediately preceding sentence, existing Accounts shall continue to be administered and paid out as though the Plan had not been terminated (and the Company shall have the continuing right to amend the Plan provisions affecting such Account, subject to Section 10.2 below). Notwithstanding the foregoing, if permitted by Section 409A and in accordance with such special rules as the Administrator may establish to comply with Section 409A, the Company may instead provide upon termination of the Plan that all Accounts shall be paid out in connection with such termination.

10.2 AMENDMENT. The Company may, at any time, amend or modify the Plan in whole or in part; provided, that no amendment or modification shall be effective if it would cause a Participant's Account Balance, determined immediately after the amendment takes effect, to be lower than it was immediately before the amendment took effect.

10.3 PLAN AGREEMENT. Despite the provisions of this Article 10, if a Participant's Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the written consent of the Participant.

                                   ARTICLE 11
                                 ADMINISTRATION

11.1 IN GENERAL. The term "Administrator" as used in the Plan shall mean the person(s), board or committee principally charged with administrative responsibility under the Plan, as described in Section 11.2, and its or their delegates to the extent of the applicable delegation. The Administrator shall have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan, (ii) determine all issues of eligibility for participation in or benefits under the Plan, and (iii) subject to the terms of any procedures established pursuant to Article 13, decide or resolve any and all questions including interpretations of this Plan that may arise in connection with the Plan. No individual who has or to whom administrative responsibility is delegated hereunder, or who is a member of a board or committee that has or to which is delegated administrative responsibility hereunder, shall vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Administrator shall be entitled to rely on information furnished by a Participant or the Company.

11.2 ADMINISTRATION UPON CHANGE IN CONTROL. Prior to the occurrence of a Change in Control, the Board or a committee of the Board shall (together with its delegates) have the responsibility to administer the Plan. Within one hundred and twenty (120) days following a Change in Control, the individual who, immediately prior to the Change in Control, was the Company's Chief Executive Officer or, if none, highest ranking officer (the "Ex-CEO") may select an independent third party (with the approval of the trustee of any trust that may have been established and funded to assist in the payment of benefits under the Plan) to assume the administrative role of the Board or committee of the Board; provided, that the Administrator as constituted prior to the Change in Control shall continue to administer the Plan until the earlier of (i) the date on which such independent third party is selected and approved, or (ii) the expiration of the one hundred and twenty
     (120) day period following the Change in Control; and further provided, that if an independent third party is not selected and approved within one hundred and twenty (120) days of such Change in Control, the Administrator as constituted prior to the Change in Control shall continue to administer the Plan. Upon and after a Change in Control, the Administrator shall have no power to direct (or to appoint an investment manager to direct) the investment of any assets that may have been set aside in trust to assist in the payment of benefits under the Plan. Upon and after a Change in Control the Company shall: (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney's fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator on all matters relating to the Plan, any trust established in connection with the Plan, the Participants and their Beneficiaries, the Account Balances of the Participants, the date and circumstances of the Retirement, death or other separation from service of the Participants, and such other pertinent information as the Administrator may reasonably require.

11.3 AGENTS. In the administration of this Plan, the Administrator may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel, who may be counsel to any Employer.

11.4 BINDING EFFECT OF DECISIONS. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

11.5 INDEMNITY OF ADMINISTRATOR. All Employers shall indemnify and hold harmless the members of the Administrator (including any Employee to whom administrative duties are delegated) against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct.

11.6 EMPLOYER INFORMATION. To enable the Administrator to perform its functions, the Company and each Employer shall supply full and timely information to the Administrator on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, death or separation from service of its Participants, and such other pertinent information as the Administrator may reasonably require.

                                   ARTICLE 12
                          OTHER BENEFITS AND AGREEMENTS

The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

                                   ARTICLE 13
                                CLAIMS PROCEDURES

The Administrator shall adopt and may from time to time amend procedures for the administration of claims and for the appeal of denied claims under the Plan, all in accordance with Section 503 of ERISA and the regulations thereunder.

                                   ARTICLE 14
                                  MISCELLANEOUS

14.1 STATUS OF PARTICIPANTS AND BENEFICIARIES AS GENERAL CREDITORS. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of any Employer. Their rights to benefits, if any, under the Plan shall be solely those of unsecured general creditors of the Employer and shall be limited to those contractual rights expressly set forth in the Plan and/or Plan Agreements applicable to them.

14.2 NON-ASSIGNABILITY. No Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, non-assignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

14.3 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Nothing in the Plan nor in any Plan Agreement shall limit in any way the Employer's rights to terminate any

     Participant. The loss of benefits or potential benefits under the Plan by reason of the termination of a Participant's service with the Employer shall not constitute an element of damages in any claim brought by the Participant or his or her Beneficiary(ies) against the Employer.

14.4 CAPTIONS. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

14.5 GOVERNING LAW. Except as preempted by ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the Commonwealth of Massachusetts without regard to its conflicts of laws principles.

14.6 NOTICE. Any notice or filing required or permitted to be given to the Administrator or the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                    Brooks Automation, Inc.
                    Attn: Chief Financial Officer
                    15 Elizabeth Drive
                    Chelmsford, MA 01824

     Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant as set forth in the records of the Company.

14.7 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Company and other Employer and their successors and assigns, and on the Participant and the Participant's designated Beneficiaries. By executing and delivering a Plan Agreement, a Participant agrees on his or her own behalf and on behalf of all Beneficiaries to be bound by the terms of the Plan and the Plan Agreement.

14.8 INVALIDITY. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

14.9 INCOMPETENTS. If the Administrator determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Administrator may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Administrator may require such documents and other information as it deems necessary or appropriate to administer the foregoing provisions. Any payment of a benefit shall be a payment for the account of the Participant or the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment.

14.10 DISTRIBUTION IN THE EVENT OF INCOME INCLUSION UNDER 409A. If any portion of a Participant's Account Balance under this Plan is required to be included in income by the Participant prior to receipt owing to a failure of this Plan to meet the requirements of Section 409A, the Participant may petition the Administrator for a distribution of that portion of his or her Account Balance that is required to be included in his or her income. Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Participant's Employer shall distribute to the Participant immediately available funds in an amount equal to the lesser of (i) the portion of his or her Account Balance required to be included in income as a result of the failure of the Plan to meet the requirements of Section 409A, or (ii) the unpaid vested Account Balance.

14.11 DEDUCTION LIMITATION ON BENEFIT PAYMENTS. If the Company reasonably anticipates that the Employer's deduction with respect to any distribution from this Plan would be limited or eliminated by application of Code
     Section 162(m), then payment shall be delayed to the extent deemed necessary by the Administrator to ensure that the entire amount of any distribution from this Plan is deductible. The delayed amounts, adjusted pursuant to Section 3.8, shall be distributed to the Participant (or his or her Beneficiary in the event of the Participant's death) at the earliest date the Employer reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of Code
     Section 162(m) or, if earlier, by the close of the calendar year in which the Participant separates from service.

14.12 EFFECT OF RESTATEMENT. The provisions of the Plan as set forth herein represent the amendment and restatement of the Plan effective June 20, 2006.

14.13 COMPLIANCE WITH SECTION 409A GENERALLY. The Administrator may deviate from the express terms of the Plan or any Plan Agreement if it determines such deviation to be necessary to comply with the requirements of Section 409A. The Administrator may also, notwithstanding the otherwise applicable restrictions on elections and payment under the Plan, establish opportunities for Participants and Beneficiaries to make any special elections permitted under the transition rules under Section 409A.

IN WITNESS WHEREOF, the Company has signed this amended and restated Plan document as of ___________________, 2006.

                                        Brooks Automation, Inc., a Delaware
                                        corporation


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                   APPENDIX A

                                Change in Control

For purposes of the Plan, the term "Change in Control" means the occurrence of any of the events described in subsections (i), (ii), (iii) or (iv) below:

     (i) Any Person acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-five (35%) percent or more of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, that for purposes of this subsection (i) the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company,
(II) any acquisition by the Company, (III) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Employer, or (IV) any Business Combination (but except as provided in subsection (iii) below a Business Combination may nevertheless constitute a Change in Control under subsection (iii)); and provided further, that an acquisition by a Person of thirty-five percent (35%) percent or more but less than fifty (50%) percent of the Outstanding Company Common Stock or of the combined voting power of the Outstanding Company Voting Securities shall not constitute a Change in Control under this subsection (i) if within fifteen (15) days of the Board's being advised that such ownership level has been reached, a majority of the "Incumbent Directors" (as hereinafter defined) then in office adopt a resolution approving the acquisition of that level of securities ownership by such Person; or

     (ii) Individuals who, as of March 23, 2006, constituted the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, that any individual who becomes a member of the Board subsequent to March 23, 2006 and whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors shall be treated as an Incumbent Director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors; or

     (iii) There is consummated a reorganization, merger or consolidation involving the Company, or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case unless, following such Business Combination, (x) the Persons who were the beneficial owners, respectively, of the Outstanding Company Common Stock and of the combined voting power of the Outstanding Company Voting Securities immediately prior to the Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and of the combined voting power of the Outstanding Company Voting Securities, as the case may be, (y) unless in connection with such Business Combination a majority of the Incumbent Directors then in office determine that this clause (iii)(y) does not apply to such Business Combination, no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Employer or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, thirty-five (35%) percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Business Combination and (z) at least a majority of the members of the Board resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (iv) The stockholders of the Company approve a complete liquidation or dissolution of the Company;

provided, that if any payment or benefit payable hereunder upon or following a Change in Control (as defined herein) would be required to comply with the limitations of Section 409A(a)(2)(A)(v) of the Code and the guidance thereunder in order to avoid an additional tax under Section 409A of the Code, such payment or benefit shall be made only if such Change in Control constitutes a change in ownership or control of the Company, or a change in ownership of the Company's assets, described in IRS Notice 2005-1, the proposed regulations under Section 409A of the Code, or any successor guidance.

For purposes of this Appendix A, "Person" means any individual, entity or other person, including a group within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act; and "Exchange Act" means the Securities Exchange Act of 1934, as amended.